As filed with the Securities and Exchange Commission on January 7, 2010

Registration No. 333-162023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OILSANDS QUEST INC.
(Exact name of registrant as specified in its charter)

Colorado	1311	98-0461154
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800, 326 – 11th Avenue SW

Calgary, Alberta, Canada T2R 0C5

 (403) 263-1623
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Garth Wong

Chief Financial Officer

Oilsands Quest Inc.

800, 326 – 11th Avenue SW

Calgary, Alberta, Canada T2R 0C5

 (403) 263-1623
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew J. Foley, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
 (212) 373-3000

Approximate date of commencement of proposed sale to public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 7, 2010

Base Shelf Prospectus

81,198,367 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling shareholders described herein of up to 81,198,367 shares of our common stock issued or issuable upon (i) the exchange of exchangeable shares (the "Exchangeable Shares") in Oilsands Quest Sask Inc. ("OQI Sask"), the Company's wholly owned subsidiary and (ii) the exercise of warrants of the Company previously issued in May 2009 (the "Warrants").  The Exchangeable Shares were issued by OQI Sask as part of the reorganization on August 14, 2006, and are exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of the Company’s common stock.  The Warrants entitle the purchaser to purchase one share of common stock for a price of US$1.10 at any time on or prior to May 12, 2011.

The actual number of shares of common stock offered by the selling shareholders in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the Warrants or the Exchangeable Shares by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”).

The selling shareholders may sell securities from time to time in the principal market on which the securities are traded at the prevailing market price or in negotiated transactions. The selling shareholders may be deemed underwriters of the securities which they are offering.  We will pay the expenses of registering these securities.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the NYSE AMEX under the symbol “BQI”. The last reported sales price per share of our common stock as reported by the NYSE AMEX on January 6, 2010 was $1.17.  The Warrants are also listed on the NYSE AMEX.

You should carefully read this prospectus, together with the documents incorporated by reference, before you invest. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC.

This prospectus relates to the resale by the selling shareholders described herein of up to 81,198,367 shares of our common stock issued or issuable upon the exchange of the Exchangeable Shares and the exercise of the Warrants.   Before investing in any securities, you should carefully read this prospectus and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading “Documents Incorporated by Reference.”  You should also review the additional information described under the heading “Where You Can Find More Information.”

You should only rely on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, and any free writing prospectus, or the documents incorporated by reference herein or therein, prepared by or on behalf of us is accurate only as of the date such information is presented. Our business, financial condition, plan of operations and prospects may have subsequently changed.

When we use the terms “Oilsands Quest,” the “Company,” “we,” “us,” “our,” or “OQI,” we are referring to Oilsands Quest Inc. and its subsidiaries, unless the context otherwise requires.

ii

 PROSPECTUS SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the securities. You should read this entire prospectus carefully, including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus.

Oilsands Quest Inc.

Background

We are a Colorado corporation formed on April 3, 1998 as Uranium Power Corporation. On November 2, 2004 we changed our name to CanWest Petroleum Corporation. On October 31, 2006 we changed our name to Oilsands Quest Inc.

The Company operates through its subsidiary corporations and conducts limited joint venture activities directly. Our primary operating subsidiary is Oilsands Quest Sask Inc. (“OQI Sask”), an Alberta corporation. OQI Sask was established as an operating subsidiary of the Company primarily to explore for and develop oil sands deposits in the provinces of Saskatchewan and Alberta. We currently own 100% of the issued and outstanding voting common shares of OQI Sask following the acquisition of the noncontrolling (minority) interest of OQI Sask on August 14, 2006. Following this acquisition, our Board of Directors was reorganized and the executive team of OQI Sask was appointed as the Company’s executive team.

In addition to OQI Sask, we also have the following wholly-owned subsidiaries:

—
Township Petroleum Corporation (“Township”), an Alberta corporation. Township owns an oil sands lease in the Province of Alberta acquired in 2005, referred to as the Eagles Nest, and is currently developing plans for exploring the oil sands potential on the lease.

—
Western Petrochemicals Corp. (“WPC”), an Alberta corporation. WPC formerly owned certain rights relating to exploration for oil shale, referred to as the Pasquia Hills Oil Shale, and is currently inactive.

—	Stripper Energy Services Inc. (“Stripper”), acquired in 2007 and currently a wholly owned subsidiary of OQI Sask.

—	1291329 Alberta Ltd., incorporated in 2007 to own assets related to camp facilities and equipment.

—
Oilsands Quest Technology Inc., incorporated in 2007 to assess technologies related to bitumen and shale oil extraction and to ensure any proprietary information created from the development of our prospects can be commercially exploited. Since incorporation, this subsidiary has been focused on assessing technologies related to the extraction of bitumen and planning research for the development technologies applicable for the extraction of resources from its lands.

Strategy

Our strategy is to focus on business opportunities in the oil and gas sector and in particular the oil sands and oil shale sectors in Western Canada with the objective of maximizing value on a per share basis. We will execute our strategy by:

—
Selectively identifying and acquiring key targets in the oil sands and oil shale sectors. We have amassed one of the largest contiguous land positions in the oil sands industry in Canada along with a significant oil shale land position in Saskatchewan. We have an undivided, 100% interest in each of the permits, licenses and leases held.

—
Exploring and delineating resources on our lands. Our operating teams have conducted extensive exploration programs, consisting of drilling 424 exploration and delineation wells, conducting 2,080 kilometres of 2-D and 3-D seismic surveys, and other exploration activities resulting in the Axe Lake and Raven Ridge Discoveries and the identification of multiple other oil sands prospects. We manage and operate all of our activities.

—
Exploiting the oil sands resources identified. We are focused on the commercialization of our  reservoirs and are in the process of conducting a comprehensive reservoir test program at Axe Lake to determine the optimal recovery processes that will be utilized to produce bitumen from our reservoirs. Our development strategy includes evaluating alternative recovery processes and joint venture partners on specific projects to optimize economic recovery and to accelerate the development of such projects in a timely and responsible manner.

—
Separate the mineral assets of the company. Our intent is to reorganize the Pasquia Hills oil shales held by Oilsands Quest, so that these interests will form a distinct and separate business.  The Company is considering establishing a subsidiary and separating the assets for the purpose of creating a separate business.

Our business plan is to focus on the exploration, delineation and exploitation of bitumen resources on our oil sands exploration permits, licenses and lease located in the provinces of Saskatchewan and Alberta. In the present market we also view our oil shale prospects as having significant long-term potential value.

Operating Results

We have generated no revenue. We have used significant funds in operations, and expect this trend to continue for the foreseeable future. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.

Our Corporate Information

Our principal offices are located at 800, 326 – 11th Avenue SW, Calgary, Alberta, Canada T2R 0C5, and our telephone number is (403) 263-1623. Our website is www.oilsandsquest.com. Our website is not a part of this prospectus.

The Offering

Securities Offering
This prospectus relates to the resale by the selling shareholders described herein of up to 81,198,367 shares of our common stock issued or issuable upon the exchange of the Exchangeable Shares and the exercise of Warrants. See the “Plan of Distribution” section of this prospectus for additional information concerning the manner in which our securities may be offered.

Common Stock Outstanding
As of December 31, 2009, 287,896,761 shares of our common stock were issued and outstanding (excluding 40,808,567 shares of our common stock reserved for issuance upon exercise of outstanding options under option plans and warrants, and 1,388,567 shares of common stock reserved for issuance on settlement of debt of a former subsidiary).  In addition, pursuant to our Reorganization Agreement with OQI Sask dated August 14, 2006, we are required to issue up to 76,504,304 shares of our common stock for all of the exchangeable shares of OQI Sask (the “Exchangeable Shares”) (including warrants and options to acquire) issued at closing. As of December 31, 2009, 38,996,938 Exchangeable Shares have already been exchanged for shares of our common stock, 768,131 OQI Sask options were forfeited and up to an additional 36,739,235 Exchangeable Shares may be exchanged for shares of our common stock.

NYSE AMEX Symbol	Our common stock is listed on the NYSE AMEX under the symbol “BQI”.

Use of Proceeds	We will not receive any proceeds from the resale of securities by the selling shareholders.

Dividends
We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to shareholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6.

 DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below:

·	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2009 (filed July 30, 2009).
·	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009 (filed September 9, 2009; amended on November 27, 2009).
·	Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009 (filed December 7, 2009)
·	Our Current Reports on Form 8-K reporting events of (filing date in parentheses):

January 7, 2010	(January 7, 2010)
December 23, 2009	(December 23, 2009)
December 16, 2009	(December 18, 2009)
November 27, 2009	(November 27, 2009)
September 10, 2009	(September 10, 2009)
August 25, 2009	(August 27, 2009)
July 30, 2009	(August 4, 2009)
July 14, 2009	(July 17, 2009; amended on July 28, 2009)
July 6, 2009	(July 10, 2009)
May 1, 2009	(May 1, 2009)

·	Our Definitive Proxy Statement on Schedule 14A (those portions incorporated by reference into our Form 10-K only) filed on August 28, 2009.
·	The description of our common stock set forth in our Registration Statement on Form 10-SB (filed October 14, 1999), as amended by Form 8-A (filed March 13, 2006 and August 23, 2006).

The above information incorporated by reference has also been filed with the securities regulatory authorities in each of the provinces of Canada except Quйbec.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus.  You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing the following individual at the Corporation or calling the following individual of the Corporation at the following address and telephone number:

Vice President, Legal

Oilsands Quest Inc.

800, 326 – 11th Avenue SW

Calgary, Alberta, Canada T2R 0C5

Telephone No.:  (403) 263-1623

Facsimile No.:  (403) 263-9812

Copies of these reports and documents are also available on our website at http://www.oilsandsquest.com. Our website is not a part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-1 under  the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-1 and the exhibits filed with or incorporated by reference into the registration statement at the locations listed below.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549 by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that  contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. We also file reports and other information with the securities regulatory authorities in each of the provinces of Canada except Quйbec. These documents are electronically available at http://www.sedar.com.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable securities laws. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:

·	the amount and nature of future capital, development and exploration expenditures;

·	the timing of exploration activities;

·	business strategies and development of our business plan and drilling programs; and

·	potential reservoir recovery optimization processes.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements such as references to Oilsands Quest’s drilling program, geophysical programs, reservoir field testing and analysis program, preliminary engineering and economic assessment program for a first commercial project, and the timing of such programs are based on the opinions and estimates of management and the Company’s independent evaluators at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory and economic risks, lack of infrastructure in the region in which the Company’s resources are located and risks associated with the Company’s ability to implement its business plan. The Company’s views about the restatement, its remediation of a material weakness in its controls, its financial condition, performance and other matters also constitute “forward-looking statements”. These forward-looking statements are subject to risks and uncertainties including, but not limited to, the results and effect of the Company’s review of its accounting practices, potential delisting of our common stock on the NYSE Amex or cease trade orders by regulatory authorities; potential claims and proceedings relating to the adjustments to the Company’s financial statements or its accounting practices, including shareholder litigation and action by the SEC or other governmental agencies which could result in civil or criminal sanctions against the Company and/or certain of its current or former officers, directors and/or employees; and negative tax or other implications for the Company resulting from the accounting adjustments and other factors detailed from time to time in the Company’s filings under the Exchange Act. Many of these risks and uncertainties are beyond the control of the Company. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

The risks and uncertainties set forth above are not exhaustive.  Readers should refer to our Annual Report on Form 10-K and other documents incorporated by reference in this prospectus, which are available at www.sec.gov and at www.sedar.com for a detailed discussion of these risks and uncertainties and details regarding the location and extent of our land holdings.

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in our Form 10-K for the fiscal year ended April 30, 2009. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment in our securities.

RISKS RELATED TO OUR BUSINESS

If we fail to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the price of our common shares may be reduced.

We are required to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 and related regulations. Any material weakness in our internal control over financial reporting that needs to be addressed, disclosure of management’s assessment of our internal control over financial reporting, or disclosure of our public accounting firm’s report on internal control over financial reporting that reports a material weakness in our internal control over financial reporting may reduce the price of our common shares.

In connection with the audit of our consolidated financial statements for the year ended April 30, 2009, we and our independent registered public accounting firm identified deficiencies in our internal control over financial reporting that were “material weaknesses” as defined by standards established by the Public Company Accounting Oversight Board. The deficiencies related to our accounting for the August 2006 acquisition of a noncontrolling interest of OQI Sask which together with our 64.08% interest resulted in a 100% interest in OQI Sask. We have restated our financial statements for the period ended April 30, 2008 and the interim periods from July 31, 2008 through January 31, 2009 to correct the accounting treatment for this acquisition.  We have also restated our consolidated financial statements and other financial information for the interim period ended July 31, 2009 with respect to accounting for stock-based compensation.  However, we cannot assure you that our remediation of our internal control over financial reporting relating to the identified material weakness will re-establish the effectiveness of our internal control over financial reporting or that we will not be subject to material weaknesses in the future.

The restatement of our consolidated financial statements may result in litigation and government enforcement actions.

We have restated our consolidated financial statements and other financial information for the years ended April 30, 2008 and 2007 and the interim periods ended from July 31, 2008 through January 31, 2009 primarily with respect to the accounting treatment of our August 2006 acquisition of a noncontrolling interest (35.92%) of OQI Sask which together with our 64.08% interest resulted in a 100% interest in OQI Sask.  We have also restated our consolidated financial statements and other financial information for the interim period ended July 31, 2009 with respect to accounting for stock-based compensation.  The restatement of our prior financial statements may expose us to risks associated with litigation, regulatory proceedings and government enforcement actions, including the risk that the SEC may disagree with the manner in which we have accounted for and reported the financial impact of the restatement which could result in the Company having to further restate its prior financial statements, amend prior filings with the SEC, or take other actions not currently contemplated.

In addition, securities class action litigation has often been brought against companies who have been unable to provide current public information or who have restated previously filed financial statements.  Such litigation is complex and could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition and results of operations.

Due to Our History of Operating Losses, We are Uncertain That We Will Be Able to Maintain Sufficient Cash to Accomplish Our Business Objectives

The consolidated financial statements have been prepared assuming that we will continue as a going concern. During the fiscal years ended April 30, 2009 and 2008 we suffered net losses of $88,965,180 and $91,031,316, respectively. At April 30, 2009, there was stockholders’ equity and working capital of $357,095,332 and $27,141,625, respectively. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.

Significant amounts of capital will be required to explore the permit lands in Saskatchewan and Alberta, oil sands exploration licenses in Saskatchewan, the Eagles Nest Prospect and the Pasquia Hills Oil Shale Prospect. The only source of future funding presently available to us is through the sale of additional equity capital and borrowing funds or selling a portion of our interest in our assets. There is no assurance that any additional equity capital or borrowings required will be obtainable on terms acceptable to us, if at all. Failure to obtain such additional financing could result in delays or indefinite postponement of further exploration and development of our projects. Equity financing, if available, may result in substantial dilution to existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we become unsuccessful in implementing these plans.

The Impact of Disruptions in the Global Financial and Capital Markets on Our Ability to Obtain Financing

The global financial and capital markets have been experiencing extreme volatility and disruption, including the failures of financial services companies and the related liquidity crisis. Although we expect to meet our near term liquidity needs with our working capital on hand, we will continue to need further funding to achieve our business objectives. In the past, the issuance of equity securities has been the major source of capital and liquidity for us. The extraordinary conditions in the global financial and capital markets have currently limited the availability of this funding. If the disruptions in the global financial and capital markets continue, debt or equity financing may not be available to us on acceptable terms, if at all. If we are unable to fund future operations by way of financing, including public or private offerings of equity or debt securities, our business, financial condition and results of operations will be adversely impacted.  Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses.

Our Business Plan is Highly Speculative and its Success Depends, in part, on Exploration Success on the Permit, License and Lease Lands and the Development of Identified Discoveries

Our business plan is focused primarily on the exploration for and development of oil sands deposits on our permitted, licensed and leased lands in the Provinces of Saskatchewan and Alberta.

Exploration itself is highly speculative. We are subject to all of the risks inherent in oil sands exploration and development, including identification of commercial projects, selection of optimal recovery processes for successful production, operation and revenue uncertainties, market sizes, profitability, market demand, commodity price fluctuations and the ability to raise further capital to fund activities. There can be no assurance that we will be successful in overcoming these risks.

Status and Stage of Reservoir Test Program

The reservoir test program is currently at the early stages of its planned implementation schedule. There is a risk that the program will not be completed on time or on budget or at all. Additionally, there is a risk that the program may have delays, interruption of operations or increased costs due to many factors, including, without limitation: breakdown or failure of equipment or processes; construction performance falling below expected levels of output or efficiency; design errors; challenges to, or inability to access in a timely or economic fashion, the proprietary technology anticipated to be licensed for the program; contractor or operator errors; non-performance by third-party contractors; labour disputes, disruptions or declines in productivity; increases in materials or labour costs; inability to attract sufficient numbers of workers; delays in obtaining, or conditions imposed by, regulatory approvals; changes in program scope; violation of permit requirements; disruption in the supply of energy; transportation accidents, disruption or delays in availability of transportation services or adverse weather conditions affecting transportation; unforeseen site surface or subsurface conditions; and catastrophic events such as fires, earthquakes, storms or explosions.

Access to Infrastructure

Production from our lease, license, and permit lands will depend upon certain infrastructure that does not currently exist in close proximity to where we currently anticipate to locate our initial projects and such infrastructure, if put in place, may be operated by others. Such infrastructure will include, without limitation, the following: pipelines for the transportation of natural gas and certain feedstock to our site and the transportation of bitumen and other petroleum products we produce to upgrading facilities and markets for sale; and electricity transmission and distribution systems for the provision of electricity. The failure to have any of this infrastructure in place on economic terms will negatively impact the operation of any potential commercial project and will adversely affect the ability to convert our resources into reserves.

Access to Markets

By the time we have a commercial project ready for start-up, it will likely have been preceded by other projects which began development at an earlier time and are more advanced in terms of production. As a result, preferred markets for our products may have already been taken up or upgraders or refiners may lack sufficient capacity to process our products in a timely or economic fashion.

Location of Discovery Areas

With the exception of Eagles Nest, all of Oilsands Quest’s prospective areas are located east of what has to date been considered the established bitumen resources that are exploitable by in-situ production techniques in the Athabasca oil sands area.   Similar to some other bitumen accumulations within the eastern portion of Alberta, the Axe Lake and Raven Ridge areas lack a distinct overlying shale formation. The absence of this may preclude the use of certain high-pressure in-situ recovery methods, but the quality of the reservoirs and high bitumen saturations present at the Axe Lake and Raven Ridge areas provide the potential for extraction using a number of recovery methods, re-configured for our reservoirs.  However, there can be no assurances that any such recovery method will be successful in enabling us to recover significant volumes of bitumen from our reservoirs.  See “—Status and Stage of Reservoir Test Program”.

Independent Reviews

Although third parties have prepared reviews, reports and projections relating to the evaluation, viability and expected performance of our resources and plans for development thereof, no assurance can be given that these reports, reviews and projections and the assumptions on which they are based will, over time, prove to be accurate.

Personnel

The design, development and construction of the reservoir test program and any subsequent pilot and commercial projects will require experienced executive and management personnel and operational employees and contractors with expertise in a wide range of areas. No assurance can be given that all of the required personnel and contractors with the necessary expertise will be available. Should other oil sands projects or expansions proceed in the same time frame as Oilsands Quest programs and projects, we will have to compete with these other projects and expansions for qualified personnel and such competition may result in increases to compensation paid to such personnel or in a lack of qualified personnel. Any inability of Oilsands Quest to attract and retain qualified personnel may delay or interrupt the design, development and construction of, and commencement of operations at, the reservoir test program and any subsequent pilot and commercial projects. Sustained delays or interruptions could have a material adverse effect on the financial condition of Oilsands Quest.

THE BUSINESS OF OIL SANDS EXPLORATION IS SUBJECT TO MANY RISKS

Nature of Oil Sands Exploration and Development

Oil sands exploration and development is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any petroleum property, there can be no assurance that commercial deposits of bitumen will be produced from our permit lands in Saskatchewan and Alberta, oil sands exploration licenses in Saskatchewan, or the Eagles Nest Prospect and Pasquia Hills Oil Shale Prospect. Furthermore, the marketability of any resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of pipelines and processing equipment, equipment and labour availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of oil and gas and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

The Viability of our Business Plan, Business Operations, and Future Operating Results and Financial Condition are and will be Exposed to Fluctuating Prices for Oil, Natural Gas, Oil Products and Chemicals.

Prices of oil, natural gas, oil products and chemicals are affected by supply and demand, which can fluctuate significantly.  Factors that influence supply and demand include operational issues, natural disasters, weather, political instability, or conflicts, economic conditions and actions by major oil-exporting countries.  Price fluctuations can have a material effect on our ability to raise capital and fund our exploration activities, our potential future earnings, and our financial condition.  For example, in a low oil and gas price environment oil sands exploration and development may not be financially viable or profitable.  Prolonged periods of low oil and gas prices, or rising costs, could result in our exploration projects being delayed or cancelled, as well as in the impairment of certain assets.

Reserves and Resources

We have not yet established any reserves. There are numerous uncertainties inherent in estimating quantities of bitumen resources and reserves, including many factors beyond our control, and no assurance can be given that the recovery of bitumen will be realized. In general, estimates of resources and reserves are based upon a number of factors and assumptions made as of the date on which the resources and reserves estimates were determined, such as geological and engineering estimates which have inherent uncertainties, the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from estimated results. All such estimates are, to some degree, uncertain and classifications of resources and reserves are only attempts to define the degree of uncertainty involved. For these reasons, estimates of reserves and resources, the classification of such resources and reserves based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

Investors are cautioned not to assume that all or any part of a resource is economically or legally extractable.

ENVIRONMENTAL AND REGULATORY COMPLIANCE MAY IMPOSE SUBSTANTIAL COSTS ON US

Our operations are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

Our exploration activities and drilling programs are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, operational safety, toxic substances and other matters. Exploration and drilling is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.  In addition, should there be changes to existing laws or regulations, our competitive position within the oil sands industry may be adversely affected, as many industry players have greater resources than we do.  The absence of a distinct overlying shale formation on portions of our leases may make it more difficult or costly to obtain regulatory approvals.  There is no assurance that regulatory approvals for development will be obtained at all or with conditions acceptable to us.

Government Regulations, Permits, Leases and Licenses

The business of resource exploration and development is subject to substantial regulation under Canadian provincial and federal laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil sands bitumen and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil sands exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations, environmental regulations and government incentive programs related to the permits in Saskatchewan, oil sands exploration licenses in Saskatchewan, the permits in Alberta, the Eagles Nest Prospect and the Pasquia Hills Oil Shale Prospect and the oil sands industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, or cause the inability to explore and develop, resulting in the abandonment of these interests.

Permits, leases, licenses and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses and approvals will not contain terms and provisions which may adversely affect our exploration and development activities. Our exploration permits in Saskatchewan do not give us the right to produce and will require conversion to a lease prior to the expiry of the permits.

Certain First Nations and Mйtis people have treaty and aboriginal rights, and claim aboriginal title, in relation to our permit and lease lands in Alberta and Saskatchewan and other lands that are potentially affected by our activities.   The Governments of Canada, Alberta and Saskatchewan have a duty to consult with those aboriginal people in relation to actions and decisions which may impact those rights and claims and, in certain cases, have a duty to accommodate their concerns.  These duties have the potential to adversely affect our ability to obtain permits, leases, licenses and other approvals, or the terms of those approvals, which could adversely impact our progress and ability to explore and develop.

Third Party Liability and Environmental Liability

The Company’s operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could be liable for environmental damages caused by previous owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, and the payment of such liabilities could have a material adverse effect on our financial condition and results of operations. The release of harmful substances in the environment  or other environmental damage caused by our activities could result in us losing our operating and environmental permits. We currently have a limited amount of insurance and, at such time as we commence additional operations, we expect to be able to obtain and maintain additional insurance coverage for our operations, including limited coverage for sudden environmental damages, but we do not believe that insurance coverage for environmental damage that occurs over time is available at a reasonable cost. Moreover, we do not believe that insurance coverage for the full potential liability that could be caused by environmental damage is available at a reasonable cost. Accordingly, we may be subject to liability or may lose substantial portions of our properties in the event of certain environmental damage. The Company could incur substantial costs to comply with environmental laws and regulations which could affect our ability to operate as planned.

Emissions Regulations

Development of our assets is expected to result in the emission of greenhouse gases (GHGs) and other pollutants.

On April 26, 2007, the Government of Canada announced a Regulatory Framework for Air Emissions and Other Measures to Reduce Air Emissions, or the “Framework”, which outlines proposed new requirements governing the emission of GHGs and other industrial air pollutants, including sulphur oxides, volatile organic compounds, particulate matter and possibly additional sector-specific pollutants in accordance with the Framework. The Framework introduces further, but not full, detail on new GHG and industrial air pollutant limits and compliance mechanisms that will apply to various industrial sectors, including oil sands extraction, starting in 2010. The Framework proposes GHG emission-intensity reduction targets of six percent per year from 2007 to 2010, followed by annual reductions of two percent through 2015. On March 10, 2008, the Canadian Federal Government elaborated on the Framework with the release of its “Turning the Corner” policy document. It is contemplated that new regulations will take effect January 1, 2010. Draft regulations were expected to be available for public comment in the Fall of 2008 but have not yet been released, and it's not known when they will be released or implemented.

The proposed regulatory framework provides that existing oil sands facilities in operation by 2004 will be subject to an 18% emission intensity reduction requirement commencing in 2010, with 2% additional annual reductions thereafter until 2020. Facilities commissioned between 2004 to 2011 or facilities existing prior to 2004 which between 2004 and 2011 have had a major expansion resulting in an increase of 25% or more in physical capacity or which undergo a significant change to processes will be exempt from the 2010 emissions intensity reduction target of 18% but will have to report their emissions each year.  After their third year of operation they will be required to reduce their emissions intensity by 2% annually from a baseline emissions standard which is to be determined by reference to a sector-specific cleaner-fuel standard. For oil sands facilities, it is contemplated that there will be specific cleaner-fuel standards based on the use of natural gas for each of mining, in situ and upgrading. However, an incentive to deploy carbon capture and storage (CCS) has been included in the proposed regulatory framework. CCS is where carbon dioxide is separated from a facility’s process or exhaust gas emissions before they are emitted, transferred from the facility to a suitable storage location, and injected into deep underground geological formations and monitored to ensure they do not escape into the atmosphere. If a facility commissioned between 2004 and 2011 is built such that it is able or ready to undertake CCS, then it will be exempt from the cleaner-fuel standard until 2018 and it will only be required to reduce its emission-intensity by 2% per year from its actual emissions. In-situ oil sands projects and oil sands upgraders built after 2011 must have their GHG emissions profiles by 2018 equivalent to that of facilities employing CCS technology. The proposed regulatory framework further encourages widespread use of CCS by 2018 by crediting emitters that make use of CCS technology for investments in pre-certified CCS projects up to 100% of their regulatory obligations through 2017.

The proposed compliance mechanisms include an emissions credit trading system for GHGs and certain industrial air pollutants, and several options for companies to choose among to meet GHG emission intensity reduction targets and encourage the development of new emission reduction technologies, including the option of making payments into a technology fund, an emissions and offset trading system, limited credits for emission reductions created between 1992 and 2006, and international emission credits under the clean development mechanism under the Kyoto Protocol for up to 10% of each firm’s regulatory obligation.

On April 20, 2007, the Government of Alberta passed the Climate Change and Emissions Management Amendment Act establishing a framework for GHG emission reductions similar to the proposed federal Framework. The Specified Gas Emitters Regulation created under the Act came into effect on July 1, 2007. The Specified Gas Emitters Regulation requires facilities that emit more than 100,000 tonnes of carbon dioxide equivalent annually to reduce their emission intensity starting July 1, 2007  by 12 percent from 2003-2005 levels. New facilities in operation less than eight years will be required to achieve these reductions over the fourth to eighth years of operation. These obligations may be met by in-house reductions, the purchase of certain emission reductions or offset credits or a contribution of $15 per tonne of GHG emissions to a provincial technology fund.

On May 11, 2009, the Government of Saskatchewan introduced in the Provincial Legislature Bill 95:  The Management and Reduction of Greenhouse Gases Act.  Bill 95 proposes a policy and regulatory framework for reducing GHG emissions in Saskatchewan.  The Bill proposes a new provincial target for a 20% reduction in GHG emissions by 2020, which is consistent with proposed federal target and different than the 32% reduction previously proposed by the Government of Saskatchewan.  The specific GHG emission reduction requirements, and the industries required to meet those reductions, as well as details on the methods by which reductions may be achieved, are to be set by further regulations expected in the Fall of 2009 but have not yet been released and it is not known when they will be relased or implemented.

Future legislated GHG and industrial air pollutant emission reduction requirements and emission intensity requirements, or GHG and industrial air pollutant emission reduction or intensity requirements in future regulatory approvals, may require the restriction or reduction of GHG and industrial air pollutant emissions or emissions intensity from our future operations and facilities, payments to technology funds or purchase of emission reductions or offset credits. The reductions may not be technically or economically feasible for our operations and the failure to meet such emission reduction or emission intensity reduction requirements or other compliance mechanisms may materially adversely affect our business and result in fines, penalties and the suspension of operations. As well, equipment from suppliers which can meet future emission standards may not be available on an economic basis and other compliance methods of reducing emissions or emission intensity to levels required in the future may significantly increase our operating costs or reduce output. Emission reductions or offset credits may not be available for acquisition or may not be available on an economic basis. There is also the risk that provincial or federal governments, or both, could pass legislation which would tax such emissions.

American Climate Change Legislation Could Negatively Affect Markets for Crude and Synthetic Crude Oil

Environmental legislation regulating carbon fuel standards in jurisdictions that import crude and synthetic crude oil in the United States could result in increased costs and/or reduced revenue.  For example, both California and the United States federal governments have passed legislation which, in some circumstances, considers the lifecycle with emissions of purchased fuel and which may negatively affect our business, or require the purchase of emissions credits, which may not be economically feasible.

Abandonment and Reclamation Costs

We are responsible for compliance with terms and conditions of environmental and regulatory approvals and all laws and regulations regarding the abandonment of a project and reclamation of its lands at the end of its economic life, which abandonment and reclamation costs may be substantial. A breach of such approvals, legislation and/or regulations may result in the issuance of remedial orders, the suspension of approvals, the seizure of posted security or the imposition of fines and penalties, including an order for cessation of operations at the site until satisfactory remedies are made. All delineation wells are abandoned and reclaimed immediately and these costs are included with our exploration costs incurred.  At April 30, 2009, we estimate the total undiscounted inflation adjustment amount required to settle the asset retirement obligations in respect of the Company’s wells and facilities is approximately $8.2 million. This estimate includes the costs to reclaim the air strip, camp site, access roads and reservoir test sites. However, since we have yet to determine the commercial viability of the Axe Lake Discovery we cannot with certainty determine a reasonable timeframe in which those costs will be incurred. This estimate could change as the reclamation requirements will be a function of regulatory regulations in place at the time.  In the future we may determine it prudent or be required by applicable regulatory approvals, laws or regulations to establish and fund one or more reclamation funds to provide for payment of future abandonment and reclamation costs.

Fiscal Regime

Any development of our resource assets will be directly affected by the royalty regime applicable. The economic benefit of future capital expenditures for the project is, in many cases, dependent on a satisfactory fiscal regime (royalties and taxes). The Government of Saskatchewan receives royalties on production of oil, gas and other minerals from lands in which it owns the relevant mineral rights. The Government of Saskatchewan owns the relevant mineral rights on the OQI Saskatchewan lands. The current royalty regime relating to bitumen production in Saskatchewan provides for a royalty of 1% of gross bitumen revenue is payable until the project has recovered specified allowed costs. Once such allowed costs are recovered, a net royalty of 20% of operating income is payable.

The Government of Alberta receives royalties on production of natural resources from lands in which it owns the mineral rights. On October 25, 2007, the Government of Alberta announced a new royalty regime. The new regime introduced new royalties for conventional oil, natural gas and bitumen that became effective January 1, 2009 and are linked to commodity prices and production levels and apply to both new and existing oil sands projects and conventional oil and gas activities.

Currently, in respect of oil sands projects in Alberta having regulatory approval, a royalty of one percent of gross bitumen revenue is payable prior to the payout of specified allowed costs, including certain exploration and development costs, operating costs and a return allowance. Once such allowed costs have been recovered, a royalty of the greater of: (a) one percent of gross bitumen revenue; and (b) 25 percent of net bitumen revenue (calculated as being gross bitumen revenue less operating costs and additional capital expenditures incurred since payout (“net royalty”)) is levied.

Under the new regime, the Government of Alberta increased its royalty share from oil sands production by introducing price-sensitive formulas which are applied both before and after specified allowed costs have been recovered. The gross royalty starts at one percent of gross bitumen revenue and increases for every dollar that world oil price, as reflected by the West Texas Intermediate (“WTI”) crude oil price, is above CDN$120 per barrel or higher. The net royalty on oil sands starts at 25 percent of net bitumen revenue and increases for every dollar the WTI crude oil price is above CDN$55 per barrel to 40 percent when the WTI crude oil price is CDN$120 per barrel or higher. Prior to the payout of specified allowed costs, including certain exploration and development costs, operating costs and a return allowance, the gross royalty is payable. Once such allowed costs have been recovered, a royalty of the greater of: (a) the gross royalty and (b) the net royalty is payable. The Government of Alberta has announced that it intends to review and, if necessary, revise current rules and enforcement procedures with a view to clearly defining what expenditures will qualify as specified allowed costs.

The implementation of the proposed changes to the royalty regime in Alberta is subject to certain risks and uncertainties. The significant changes to the royalty regime require new legislation, changes to existing legislation and regulation and development of proprietary software to support the calculation and collection of royalties. Additionally, certain proposed changes contemplate further public and/or industry consultation. There may be modifications introduced to the proposed royalty structure prior to the implementation thereof.

There can be no assurance that the Governments of Alberta or Saskatchewan or the Government of Canada will not adopt a new fiscal regime or otherwise modify the existing fiscal regime (royalties and taxes) governing oil sands producers in a manner that could materially affect the financial prospects and results of operations of oil sands developers and producers in Alberta and Saskatchewan.

Title Risks

None of the exploration permits and exploration licenses in Saskatchewan and Alberta, nor the Pasquia Hills Oil Shale Prospect permits has been converted to development leases. In the event that we do not meet the regulated requirements or development conditions to convert our permits or licenses to leases or obtain an extension of such development requirements, our right to explore for bitumen or oil shale, as applicable, may be lost. We are satisfied that we have good and proper right, title and interest in and to the permits, licenses and leases that we intend to exploit. However, we have not obtained title opinions on any of our interests. Accordingly, ownership of the oil sands and oil shale exploration rights could be subject to prior unregistered agreements or interests or undetected claims or interests.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. Certain aboriginal peoples have filed a claim against the Government of Canada, the Province of Alberta, certain governmental entities and the regional municipality of Wood Buffalo (which includes the City of Fort McMurray, Alberta) claiming, among other things, aboriginal title to large areas of lands surrounding Fort McMurray. Certain Metis have filed an action for aboriginal title and consequential relief in relation to a large portion of northwest Saskatchewan, including our Saskatchewan lands. Various First Nations and Metis groups have stated, and one First Nation has filed an action alleging, that governments have not complied with their constitutionally mandated duty to consult with and accommodate First Nations and Metis in relation to decisions that enabled us to acquire and that enable us to develop our Saskatchewan and Alberta lands. Additional claims of this kind have been and could be made in the Provinces of Saskatchewan and Alberta. Certain of these claims, if successful, could have a significant adverse effect on our ability to conduct our business.

Operational Hazards

Our exploration and development activities are subject to the customary hazards of operation in remote areas, such as fires and explosions. A casualty occurrence might result in the loss of equipment or life, as well as injury, property damage or other liability. While we maintain limited insurance to cover current operations, our property and liability insurance may not be sufficient to cover any such casualty occurrences or disruptions. Equipment failures could result in damage to our facilities and liability to third parties against which we may not be able to fully insure or may elect not to insure because of high premium costs or for other reasons. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on  our  business, our financial condition and results of our operations.

Competitive Risks

The Canadian and international petroleum industry is highly competitive in all aspects, including the exploration for, and the development of, new sources of supply, the acquisition of oil interests and the distribution and marketing of petroleum products. A number of competing companies are engaged in the oil sands business and are actively exploring for and delineating their resource bases. Some of our competitors have announced plans to begin production of synthetic crude oil, or to expand existing operations. If these plans are affected, they could materially increase the supply of synthetic crude oil and other competing crude oil products in the marketplace and adversely affect plans for development of our lands.

The Loss of Current Management May Make It Difficult For Us to Operate

Investors must rely upon the ability, expertise, judgment, discretion, integrity and good faith of our management and directors. The Company’s success is dependent upon its management and key personnel. We do not maintain key-man insurance for any of our employees.  The unexpected loss or departure of any of our key officers and employees could be detrimental to our future success.

Fluctuations in U.S. and Canadian Dollar Exchange Rates May Have a Material Adverse Impact

Commodity prices and costs related to the Company’s activities, if and when applicable, will generally be based on a U.S. dollar market price. Fluctuations in the U.S. and Canadian dollar exchange rate may cause a negative impact on revenue and costs and could have a material adverse impact on the Company.

RISKS RELATING TO OUR SECURITIES

We Have Numerous Outstanding Options, Warrants and Commitments to Issue Shares, Which May Adversely Affect The Price of Our Common Stock

As of December 31, 2009, we have reserved 40,808,567 shares of our common stock for issuance upon exercise of outstanding options under plans and warrants at prices as low as $0.71 per share. The Company has also reserved 1,388,567 shares of common stock to be issued on settlement of debt of a former subsidiary. Pursuant to the Reorganization Agreement with OQI Sask dated August 14, 2006, the Company is required to issue up to 76,504,304 shares of its common stock for all of the Exchangeable Shares (including warrants and options to acquire Exchangeable Shares) issued upon the closing. As of December 31, 2009, 38,996,938 Exchangeable Shares have already been exchanged for shares of our common stock, 768,131 OQI Sask options were forfeited and up to an additional 36,739,235 Exchangeable Shares may be exchanged for common stock. Any sale into the public market of our common stock purchased privately at prices below the current market price could be expected to have a depressive effect on the market price of our common stock.

Future Sales of our Common Stock May Cause our Stock Price to Decline

Our stock price may decline due to future sales of our shares or the perception that such sales may occur.   The Board of Directors of the Company has discretion to determine the issue price and the terms of issue of shares of our common stock.  Such future issuances may be dilutive to investors.  Holders of shares of common stock have no preemptive rights under our articles of incorporation to participate in any future offerings of securities.

If we issue additional shares of common stock in private financings under an exemption from the registration requirements, then those shares will constitute “restricted shares” as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock’s market price to decline.

Dividend Policy

The Company did not declare or pay cash or other dividends on its common stock during the past three fiscal years. Payment of dividends by the Company will depend upon the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors of the Company may deem relevant.

Our Stock Price Can Be Extremely Volatile

The trading price of our common stock has been and could continue to be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, world commodity prices, periodic updates on our resource assessments, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

Issuance of Preferred Stock and Our Anti-Takeover Provisions Could Delay or Prevent a Change in Control and May Adversely Affect our Common Stock

We are authorized to issue 10,000,000 shares of preferred stock which may be issued in series from time to time with such designations, rights, preferences and limitations as our Board of Directors may determine by resolution. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock. On October 30, 2006, the Company’s shareholders approved staggered terms for the Board of Directors, which could make removal of the Board of Directors more difficult for a third party. The Class A directors will serve until the annual meeting in 2012, the Class B directors until the annual meeting in 2011, and the Class C directors until the annual meeting in 2010, or each until their successors are duly elected or appointed or until their earlier death, resignation or removal. Each term for directors is three years. In addition to a staggered board, our Board of Directors adopted a shareholders rights plan in March 2006 and reserved 250,000 shares of Series A Junior Participating Preferred Stock. This shareholders rights plan could have the effect of discouraging, delaying or preventing an acquisition.

USE OF PROCEEDS

We will not receive any proceeds from the resale of securities by the selling shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the name of each person who is offering for resale the shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. We will not receive any proceeds from the resale of the common stock by the selling shareholders.

	A	B	C	D	E	F	G
Name	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
944128 Alberta Ltd. (3)	1,234,500	0	0	0	1,234,500	1,234,500	0
Royce Allen Baker	30,000	11,150	0	0	41,150	41,150	0
Derrick G. Morris	932,253	0	0	0	932,253	932,253	0
805503 Alberta Ltd. (3)	32,920	0	0	0	32,920	32,920	0
878557 Alberta Ltd. (3)	9,876	0	0	0	9,876	9,876	0
Eric Blakely	139,910	0	0	0	139,910	139,910	0
Gary Nissen	12,345	0	0	0	12,345	12,345	0
Grant Dennler	8,230	0	0	0	8,230	8,230	0
John Rooney	54,318	0	0	0	54,318	54,318	0
Lawrence Lee	14,403	0	0	0	14,403	14,403	0
Malcolm Albery	50,000	361,500	0	0	411,500	411,500	0
Mike Machalski	54,318	0	0	0	54,318	54,318	0
Rena Nathanail	26,748	0	0	0	26,748	26,748	0
Ronald Cawston	28,805	0	0	0	28,805	28,805	0
Victor Choy	29,628	0	0	0	29,628	29,628	0
Woon Chin Chee	102,875	0	0	0	102,875	102,875	0
Donna Cheung	50,000	52,875	0	0	102,875	102,875	0
Robert Robertshaw	82,300	0	0	0	82,300	82,300	0
Ben J. Hadala (5)	329,200	0	0	0	329,200	329,200	0
Jeffrey A. Helper (4), (8)	125,750	130,000	246,900	0	502,650	452,650	50,000
Hoerich Capital Inc. (3)	5,144	0	0	0	5,144	5,144	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A,B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
Jayvee & Co. (3), (4), (5)	288,050	0	0	0	288,050	288,050	0
Ronald D. Johnston	16,460	0	0	0	16,460	16,460	0
Keptar Gold Corp. (3)	0	935,175	0	0	935,175	935,175	0
Michael Mann	205,750	0	0	0	205,750	205,750	0
Calvin Manz	720,545	0	0	0	720,545	720,545	0
Mibrea Holdings, Inc. (6)	82,300	0	0	0	82,300	82,300	0
Susan A. Milne	288,050	0	0	0	288,050	288,050	0
Thomas Milne (4) (8)	670,050	411,500	1,851,750	0	2,933,300	2,469,000	464,300
1201112 Alberta Ltd. (3), (7)	94,645	0	0	0	94,645	94,645	0
267554 Alberta Ltd. (6), (7)	41,150	0	0	0	41,150	41,150	0
924849 Alberta Ltd. (6), (7)	32,920	0	0	0	32,920	32,920	0
957637 Alberta Ltd. (6), (7)	24,690	0	0	0	24,690	24,690	0
Brian and Janet Cassie (7)	41,150	0	0	0	41,150	41,150	0
Brisil Capitale Inc. (6) (7)	8,230	0	0	0	8,230	8,230	0
Bruce Bowser (7)	6,584	0	0	0	6,584	6,584	0
Charles Matson (7)	3,292	0	0	0	3,292	3,292	0
Charles Tuchel (7)	329,200	0	0	0	329,200	329,200	0
Cougar Assets Ltd. (6) (7)	41,150	0	0	0	41,150	41,150	0
Crossroads Financial Corp. (6) (7)	2,386,700	0	0	0	2,386,700	2,386,700	0
David Cross P.C. (6) (7)	65,840	0	0	0	65,840	65,840	0
David Terry (7)	41,150	0	0	0	41,150	41,150	0
DC-Osadchuk Holdings, Inc. (6) (7)	16,460	0	0	0	16,460	16,460	0
Elaine Matson (7)	3,292	0	0	0	3,292	3,292	0
Eric Galcher (7)	8,230	0	0	0	8,230	8,230	0
Evelyn Wallace (7)	41,150	0	0	0	41,150	41,150	0
Gary Gillett (7)	8,230	0	0	0	8,230	8,230	0
Gordon Johnston (7)	144,848	0	0	0	144,848	144,848	0
Green Eco Investments SA (6) (7)	246,900	0	0	0	246,900	246,900	0
Horacio Guibelalde (7)	219,766	0	0	0	219,766	219,766	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
James F. Hole, Jr. (7)	4,938	0	0	0	4,938	4,938	0
Jason Clemett (7)	8,230	0	0	0	8,230	8,230	0
Jean Lesourd (7)	16,460	0	0	0	16,460	16,460	0
Jeff Shafer (7)	8,230	0	0	0	8,230	8,230	0
John A. Bolter (7)	16,460	0	0	0	16,460	16,460	0
John Cameron Bolter (7)	12,345	0	0	0	12,345	12,345	0
John Hooks (7)	341,545	0	0	0	341,545	341,545	0
Julian Smith (7)	8,230	0	0	0	8,230	8,230	0
Kamaldip Jeerh (7)	16,460	0	0	0	16,460	16,460	0
Kenneth and Dorothy Summach (7)	24,690	0	0	0	24,690	24,690	0
Kent Racz (7)	8,230	0	0	0	8,230	8,230	0
Kerry Tychonick (7)	12,345	0	0	0	12,345	12,345	0
Landmark Sport Group (6) (7)	4,115	0	0	0	4,115	4,115	0
Lockhold Consultants Ltd. (6) (7)	16,460	0	0	0	16,460	16,460	0
Lone Mountain Resources Ltd. (6) (7)	8,230	0	0	0	8,230	8,230	0
Makow Properties Corp. Ltd. (6) (7)	82,300	0	0	0	82,300	82,300	0
Mark and Rose Zivot (7)	26,336	0	0	0	26,336	26,336	0
Melissa and George Summach (7)	57,610	0	0	0	57,610	57,610	0
Michael Henson (7)	312,740	0	0	0	312,740	312,740	0
Mike Shaikh (7)	41,150	0	0	0	41,150	41,150	0
Mohawk Capital Corp. (6) (7)	32,920	0	0	0	32,920	32,920	0
Oceanic Greystone Securities Inc. (3) (7)	2,964,355	0	0	0	2,964,355	2,964,355	0
Remington Capital Corp. (6) (7)	411,500	0	0	0	411,500	411,500	0
Richard Dettbarn (7)	201,635	0	0	0	201,635	201,635	0
Richard Pelletier (7)	246,900	0	0	0	246,900	246,900	0
Robert Maxwell (7)	16,460	0	0	0	16,460	16,460	0
Ryan Lambe (7)	2,469	0	0	0	2,469	2,469	0
Sohan Jeerh (7)	94,645	0	0	0	94,645	94,645	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
Vangoor Holdings Co. (6) (7)	8,230	0	0	0	8,230	8,230	0
William Gillett (7)	6,584	0	0	0	6,584	6,584	0
Scotia Capital Inc. (6)	0	3,086	0	0	3,086	3,086	0
Ernie Antonchuk (5)	60,000	63,450	0	0	123,450	123,450	0
Supreme Pacific Holdings Inc. (3)	41,150	0	0	0	41,150	41,150	0
William G. Timmins (4)	1,728,300	0	0	0	1,728,300	1,728,300	0
Erdal Yildirim (4)	890,000	102,875	0	0	992,875	102,875	890,000
349150 Alberta Ltd. (6)	164,600	0	0	0	164,600	164,600	0
541588 Alberta Ltd. (3)	0	40,121	0	0	40,121	40,121	0
Sarah Anderson	0	16,460	0	0	16,460	16,460	0
Grafton L. Bertram	329,200	0	0	0	329,200	329,200	0
Brian W. Lawrence Living Trust	164,600	0	0	0	164,600	164,600	0
Kade Demuth	20,575	0	0	0	20,575	20,575	0
Henry J. Dunfield	102,875	0	0	0	102,875	102,875	0
Gundyco	203,520	10,460	0	0	213,980	213,980	0
NBCN Inc.	2,641,419	0	0	0	2,641,419	2,641,419	0
Angelo L. Guido	0	70,778	0	0	70,778	70,778	0
Armando Guido	0	132,503	0	0	132,503	132,503	0
Bentree Investments Inc. (3)	205,750	0	0	0	205,750	205,750	0
Chen Fong	411,500	0	0	0	411,500	411,500	0
Cliff Du Fresne	0	263,360	0	0	263,360	263,360	0
Colin Campbell (5)	32,920	0	0	0	32,920	32,920	0
Dan Bulbec	0	61,725	0	0	61,725	61,725	0
Danich Investments Ltd. (6)	0	106,990	0	0	106,990	106,990	0
Edward Burtynsky	102,875	0	0	0	102,875	102,875	0
Enzo B. Minghella	41,150	0	0	0	41,150	41,150	0
Grant Maglis	0	123,450	0	0	123,450	123,450	0
John Holmlund	329,200	0	0	0	329,200	329,200	0
John R. Barton	61,725	0	0	0	61,725	61,725	0
John Savard	61,725	0	0	0	61,725	61,725	0
Kenneth Lee	65,840	0	0	0	65,840	65,840	0
Stuart O’Connor	0	106,990	0	0	106,990	106,990	0
Thompson Contractors Inc. (6)	617,250	0	0	0	617,250	617,250	0
Wallace Mitchell	61,725	0	0	0	61,725	61,725	0
Karim Hirji (4) (8)	2,608,500	3,000,000	2,057,500	0	7,666,000	6,172,500	1,493,500
Christopher H. Hopkins (4)	1,857,230	17,138,975	4,115,000	12,500	23,123,705	21,266,475	1,857,230
Edna D. Hopkins	54,766	205,750	0	12,500	273,016	218,250	54,766

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
George Nicholas Hopkins	0	24,690	0	0	24,690	24,690	0
Jessica Yvonne Marie Hopkins	0	24,690	0	0	24,690	24,690	0
Sanovest Holdings Ltd. (3)	123,450	0	0	0	123,450	123,450	0
Leslie Kearney	0	102,875	0	0	102,875	102,875	0
Errin Kimball (4)	2,880,500	0	960,169	0	3,840,668	3,840,669	0
John Leder	1,354,897	0	0	0	1,354,897	1,354,897	0
Leder Investments (6)	514,375	0	0	0	514,375	514,375	0
David G. Mills	0	123,450	0	0	123,450	123,450	0
Christopher Milne	0	16,460	0	0	16,460	16,460	0
Deesons Investments Ltd. (3) (7)	703,805	0	0	0	703,805	703,805	0
F. George Orr (4)	82,300	0	0	0	82,300	82,300	0
Ross H. and Debra I. Pitman	257,157	1,088,953	0	0	1,346,110	1,346,110	0
Roytor & Co., for the Acct. of T13155201, ref: Fund ID# H7D3	4,115,000	0	0	0	4,115,000	4,115,000	0
Roytor & Co., for the Acct. of T13155201, ref: Fund ID# H6C7	2,880,500	0	0	0	2,880,500	2,880,500	0
Cecil Paul Spring	0	164,600	0	0	164,600	164,600	0
Thompson Bros. (Constr.) Ltd. (3)	411,500	0	0	0	411,500	411,500	0
West Peak Ventures of Canada Ltd. (3), (4)	82,300	0	0	0	82,300	82,300	0
Jason Wild	20,575	0	0	0	20,575	20,575	0
James F. Wong	205,750	0	0	0	205,750	205,750	0
Joosten Holdings Ltd. (6)	70,778	0	0	0	70,778	70,778	0
Heatherdale Consulting Services (6), (7)	8,230	0	0	0	8,230	8,230	0
Amber Tyndall (7)	2,469	0	0	0	2,469	2,469	0
David J. Larocque P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
David Sapunjis (7)	16,460	0	0	0	16,460	16,460	0
Hermine Lazib (7)	8,230	0	0	0	8,230	8,230	0
Howard Crone (7)	32,920	0	0	0	32,920	32,920	0
Jane Pedersen (7)	16,460	0	0	0	16,460	16,460	0
Jerry Segal (7)	8,230	0	0	0	8,230	8,230	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
John Hickie P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
Kate Finlay (7)	4,115	0	0	0	4,115	4,115	0
Keith Laatsch P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
Leith Pedersen (7)	63,371	0	0	0	63,371	63,371	0
Passar Capital Corp. (6) (7)	82,300	0	0	0	82,300	82,300	0
RM England P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
Tamlane Holdings Ltd. (3) (7)	8,230	0	0	0	8,230	8,230	0
Tania Lazib (7)	8,230	0	0	0	8,230	8,230	0
Techni Trend Investments Ltd. (6) (7)	16,460	0	0	0	16,460	16,460	0
Donald Padgett	740,700	0	0	0	740,700	740,700	0
Ronald Phillips (4) (8)	1,271,750	0	0	0	1,271,750	823,000	448,750
W. Scott Thompson (4)	883,464	0	2,057,500	0	2,940,964	2,057,500	883,464
Simon Raven	375,000	123,450	411,500	0	909,950	534,950	375,000
Charles Wallace	0	20,575	0	0	20,575	20,575	0
Majan Management (6)	148,140	0	0	0	148,140	148,140	0
James A. Malcolm	370,350	0	0	0	370,350	370,350	0
James Carter	98,760	0	0	0	98,760	98,760	0
Charles Kucey	238,670	0	0	0	238,670	238,670	0
Robert A. McIntosh	74,070	0	0	0	74,070	74,070	0
Shoreline West Limited (6)	0	0	0	137,094	137,094	137,094	0
JMM Trading LP (6)	0	0	0	112,500	112,500	112,500	0
Parkwood Limited Partnership Fund (6)	0	0	0	100,000	100,000	100,000	0
North Pole Capital Master Fund (6)	0	0	0	98,500	98,500	98,500	0
Michael R. Wilson (11)	0	0	0	68,100	68,100	68,100	0
Robert Gowsell (11)	0	0	0	50,000	50,000	50,000	0
Eosphoros Asset Management I LP-CL.B (6)	0	0	0	45,000	45,000	45,000	0
Optima Capital Canada Ltd. (6)	0	0	0	39,700	39,700	39,700	0
GFB Trading Inc. (6)	0	0	0	30,000	30,000	30,000	0
Leonard C. Taylor (11)	0	0	0	34,050	34,050	34,050	0
Donald J. Matthew (11)	0	0	0	25,000	25,000	25,000	0
T. Murray Wilson	0	0	0	25,000	25,000	25,000	0
Kulvinder S. Shokar (11)	0	0	0	25,000	25,000	25,000	0
Ronald Blakely	0	0	0	18,000	18,000	18,000	0
R2 Investments Ltd. (6)	0	0	0	12,500	12,500	12,500	0
W.White & Assoc.Realty Inc. (6)	0	0	0	10,000	10,000	10,000	0

A	B	C	D	E	F	G
Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
David K. Wallace (11)	0	0	0	10,000	10,000	10,000	0
Jackie Tang (11)	0	0	0	9,600	9,600	9,600	0
Lesterwoods Ltd. (6)	0	0	0	7,500	7,500	7,500	0
Joan E. Fargey (11)	0	0	0	8,500	8,500	8,500	0
Ursula Regan (11)	0	0	0	7,500	7,500	7,500	0
Gerald Zucawich (11)	0	0	0	9,000	9,000	9,000	0
Houssni Fallaha (11)	0	0	0	6,400	6,400	6,400	0
1064387 Ontario Inc. (6)	0	0	0	5,950	5,950	5,950	0
David G. Cunningham (11)	0	0	0	5,000	5,000	5,000	0
Artur Reinecke (11)	0	0	0	5,000	5,000	5,000	0
Stephen Czegel (11)	0	0	0	5,000	5,000	5,000	0
Alan Richardson (11)	0	0	0	5,000	5,000	5,000	0
Precise Details Inc. (6)	0	0	0	5,000	5,000	5,000	0
Louis Swartz (11)	0	0	0	5,000	5,000	5,000	0
Clement Deschenes (11)	0	0	0	5,000	5,000	5,000	0
4007255 Canada Inc. (6)	0	0	0	5,000	5,000	5,000	0
Felix Veloso (11)	0	0	0	4,000	4,000	4,000	0
Allen Sarauer (11)	0	0	0	3,500	3,500	3,500	0
David Anderson (11)	0	0	0	3,500	3,500	3,500	0
Duncan D. Gosnell (11)	0	0	0	3,250	3,250	3,250	0
Walter Lalach (11)	0	0	0	3,100	3,100	3,100	0
Steven K. Y. Tan (11)	0	0	0	3,000	3,000	3,000	0
Len Kayter (11)	0	0	0	2,850	2,850	2,850	0
Gary E. Seto (11)	0	0	0	2,500	2,500	2,500	0
Joseph Remai (11)	0	0	0	2,500	2,500	2,500	0
Zinaida Goldin (11)	0	0	0	2,500	2,500	2,500	0
Peter Real (11)	0	0	0	2,500	2,500	2,500	0
William Walker (11)	0	0	0	2,500	2,500	2,500	0
William R. Barsley (11)	0	0	0	2,500	2,500	2,500	0
Steven Bull (11)	0	0	0	2,500	2,500	2,500	0
Kwan Ho Tang (11)	0	0	0	2,500	2,500	2,500	0
Teepy Tang (11)	0	0	0	2,500	2,500	2,500	0
John Read (11)	0	0	0	2,500	2,500	2,500	0
Douglas P. Lagran (11)	0	0	0	2,500	2,500	2,500	0
Rectech Environmental Ltd. (6)	0	0	0	2,350	2,350	2,350	0
Gail D. Banich-Cross (11)	0	0	0	2,300	2,300	2,300	0
Dianne E. Taylor (11)	0	0	0	2,200	2,200	2,200	0

A	B	C	D	E	F	G
Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
Steve Kook (11)	0	0	0	2,150	2,150	2,150	0
Colin Johnson (11)	0	0	0	2,000	2,000	2,000	0
Colin Broschak (11)	0	0	0	2,000	2,000	2,000	0
Pierre Leroux (11)	0	0	0	2,000	2,000	2,000	0
David M. Carter (11)	0	0	0	2,000	2,000	2,000	0
Vance Hanna (11)	0	0	0	2,000	2,000	2,000	0
Paul Morrison (11)	0	0	0	2,000	2,000	2,000	0
Gail Morrison (11)	0	0	0	2,000	2,000	2,000	0
John W. Jugg (11)	0	0	0	2,700	2,700	2,700	0
James Whelpley (11)	0	0	0	1,650	1,650	1,650	0
Lynne C. Patterson (11)	0	0	0	1,550	1,550	1,550	0
Louis Anastasiadis (11)	0	0	0	1,500	1,500	1,500	0
Steven D. Busse (11)	0	0	0	1,500	1,500	1,500	0
Denis Robillard (11)	0	0	0	1,450	1,450	1,450	0
Magdalen Amy Tche (11)	0	0	0	1,250	1,250	1,250	0
Laurier M. Lefrancois (11)	0	0	0	1,250	1,250	1,250	0
Ellen So (11)	0	0	0	1,250	1,250	1,250	0
Kyle Douglas Lagran (11)	0	0	0	1,000	1,000	1,000	0
Molly Chin-Yan (11)	0	0	0	1,000	1,000	1,000	0
Conrad E. Bialobzyski (11)	0	0	0	1,000	1,000	1,000	0
Randy M. Olafson (11)	0	0	0	1,000	1,000	1,000	0
Frank Lee (11)	0	0	0	1,000	1,000	1,000	0
Giridharan Jothiprakasam (11)	0	0	0	1,000	1,000	1,000	0
Philippe C. Renoir (11)	0	0	0	1,000	1,000	1,000	0
101078775 Saskatchewan Ltd. (6)	0	0	0	1,000	1,000	1,000	0
Regan Osborne (11)	0	0	0	850	850	850	0
Vern Stus (11)	0	0	0	750	750	750	0
Leroy Berry (11)	0	0	0	600	600	600	0
Raafat P. Selim (11)	0	0	0	500	500	500	0
Norman D. Fallows (11)	0	0	0	500	500	500	0
Riyaz Mulji (11)	0	0	0	500	500	500	0
Allen Hagerman (11)	0	0	0	500	500	500	0
Ross T. Bell (11)	0	0	0	500	500	500	0
Ricky S. Mah (11)	0	0	0	500	500	500	0
Barry L. Frankum (11)	0	0	0	500	500	500	0
Colin H. Gumbert (11)	0	0	0	350	350	350	0
Brianna R. Arsenault (11)	0	0	0	250	250	250	0
Helmer H. Hoglund (11)	0	0	0	250	250	250	0
Elmer Anthony (11)	0	0	0	300	300	300	0
Dow Employees’ Pension Plan nominee: Kane & Co.)(9)	937,000 (10)	0	0	167,500	1,104,500	167,500	937,000
Fonds voor Gemene Rekening Beroepsvervoer (nominee: Booth & Co.) (9)	626,800 (10)	0	0	101,750	728,550	101,750	626,800
Goldman Sachs JBWere Small Companies Pooled Fund (nominee: Hare & Co.) (9)	698,700 (10)	0	0	156,800	855,500	156,800	698,700

A	B	C	D	E	F	G
Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
JBWere Global Small Companies Pooled Fund (nominee: Gerlach & Co.) (9)	514,500 (10)	0	0	102,450	616,950	102,450	514,500
Lockheed Martin Corporation Master Retirement Trust (nominee: Ell & Co.) (9)	1,482,300 (10)	0	0	232,200	1,714,500	232,200	1,482,300
New York State Nurses Association Pension Plan (nominee: Ell & Co.) (9)	428,200 (10)	0	0	72,950	501,150	72,950	428,200
Oregon Public Employees Retirement Fund (nominee: Westcoast & Co.) (9)	1,667,200 (10)	0	0	242,850	1,910,050	242,850	1,667,200
Radian Group Inc. (nominee: Ell & Co.) (9)	328,800 (10)	0	0	46,900	375,700	46,900	328,800
Retirement Plan for Employees of Union Carbide Corporation and its Participating SubsidiaryCompanies Fund (nominee: Kane & Co.) (9)	316,700 (10)	0	0	48,500	365,200	48,500	316,700
SEI Institutional Investments Trust – Small Cap Fund (nominee: Hare & Co.) (9)	1,200,300 (10)	0	0	247,050	1,447,350	247,050	1,200,300
SEI Institutional Investments Trust – Small/Mid Cap Equity Fund (nominee: Hare & Co.) (9)	1,691,800 (10)	0	0	330,350	2,022,150	330,350	1,691,800
SEI Institutional Managed Trust Small Cap Fund (nominee: Hare & Co.) (9)	395,300 (10)	0	0	1,200	396,500	1,200	395,300
Seligman Global Smaller Companies Fund (nominee: Cudd & Co.) (9)	321,800 (10)	0	0	86,600	408,400	86,600	321,800
Talvest Global Small Cap Fund (nominee: Mac & Co.) (9)	52,100 (10)	0	0	14,850	66,950	14,850	52,100
Telstra Superannuation Scheme (nominee: Hare & Co.) (9)	279,300 (10)	0	0	56,700	336,000	56,700	279,300
TELUS Foreign Equity Active Alpha Pool (nominee: Mac & Co.) (9)	176,400 (10)	0	0	35,400	211,800	35,400	176,400
TELUS Foreign Equity Active Beta Pool (nominee: Mac & Co.) (9)	83,400 (10)	0	0	16,850	100,250	16,850	83,400
The Central States, Southeast and Southwest Areas Pension Fund (nominee: Mac & Co.) (9)	1,511,500 (10)	0	0	302,150	1,813,650	302,150	1,511,500
The SEI U.S. Small Companies Fund (nominee: SEI U.S. Small Companies Fund C/O BBH & Co.) (9)	417,220 (10)	0	0	46,500	463,720	46,500	417,220
UBS Multi Manager Access – Global Smaller Companies (nominee: UBS Luxembourg SA C/O BBH & Co.) (9)	186,300 (10)	0	0	40,400	226,700	40,400	186,300
Vantagepoint Discovery Fund (nominee: Cudd & Co.)(9)	745,100 (10)	0	0	163,100	908,200	163,100	745,100
Wallington Investment Holdings Ltd.	6,803,700	0	0	1,244,250	8,047,950	1,244,250	6,803,700
Wellington Management Portfolios Dublin) pls – Global Smaller Companies Equity Portfolio (nominee: Squidlake & Co.) (9)	375,100 (10)	0	0	46,100	421,200	46,100	375,100
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio (nominee: Finwell & Co.) (9)	2,582,000 (10)	0	0	390,000	2,972,000	390,000	2,582,000
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Emerging Companies Portfolio (nominee: Landwatch & Co.) (9)	854,775 (10)	0	0	160,800	1,015,575	160,800	854,775
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Smaller Companies Portfolio (nominee: Finwell & Co.) (9)	139,300 (10)	0	0	18,650	157,950	18,650	139,300
WMP (Australia) Global Smaller Companies Equity Portfolio (nominee: Cudd & Co.) (9)	132,300 (10)	0	0	26,800	159,100	26,800	132,300
Total	70,461,843	25,038,916	11,700,319	5,462,194	112,663,272	81,198,367	31,464,905

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the Exchangeable Shares or the Warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act. The beneficial ownership of the common stock by the selling shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares, which the selling shareholder has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold.

(3) The natural person(s) who exercise voting and/or dispositive and investing powers are the following individuals: 944128 Alberta Ltd. is controlled by Guy Bouvier; 805503 Alberta Ltd. is controlled by Marcus Perron; 878557 Alberta Ltd. is controlled by Less Hornsby; Hoerich Capital Inc. is controlled by Woon Chin Chee; Jayvee & Co. is controlled by Ken Kilgour of CIBC World Markets Inc.; Keptar Gold Corp. is controlled by Barry Slusarchuk; 1201112 Alberta Ltd. is controlled by Hank B. Swartout; Crossroads Financial Corp. is controlled by Richard W. DeVries; Oceanic Greystone Securities Inc. is controlled by Richard W. DeVries; Supreme Pacific Holdings Inc. is controlled by Merv Chia; 541588 Alberta Ltd. is controlled by Linda Terefenko; Bentree Investments Inc. is controlled by Paul M. Worster and Robert G. Bentall; Sanovest Holdings Ltd. is controlled by Tian Kusumoto, Tom Kusumoto and Hydri Kusumoto; Deesons Investments Ltd. is controlled by Dayan Henson and Michael Henson; West Peak Ventures of Canada Ltd. is controlled by Timothy Brock.

(4) Relationships between selling shareholders and the Company are as follows: Jayvee & Co. holds securities owned by CIBC World Markets Inc., a financial advisor and placement agent for OQI Sask; Thomas Milne is a director of the Company; William G. Timmins was a former director of the Company (resigned in May 2006); Erdal Yildirim is Executive Vice President, Project Development of the Company; Karim Hirji is the former Chief Financial Officer of the Company; Christopher H. Hopkins is President and Chief Executive Officer of the Company; Errin Kimball is the former Vice President, Exploration of the Company; George F. Orr is a former consultant of the Company; Jeffery Helper is the former Corporate Secretary of OQI Sask Inc; West Peak Ventures of Canada Ltd. is a party to the Triple 7 Joint Venture Agreement with the Company, dated June 2005; Donald Padgett was a director of OQI Sask; Ronald Phillips is a director of the Company; W. Scott Thompson is a director of the Company.

(5) Ben J. Hadala with Woodstone Capital Inc., Ernie Antonchuk with Scotia McLeod and Colin Campbell with CIBC Wood Gundy Inc. are affiliated with registered broker-dealers. Jayvee & Co. holds securities owned by CIBC World Markets Inc., which is an affiliate of CIBC World Markets Corp., a registered broker-dealer. The selling shareholders that are affiliated with broker-dealers acquired the securities reflected in the table above as stockholders and for their own account, and did not have any arrangements or understandings with any person to distribute the securities.  All other selling shareholders (except as provided in footnote (6) or (11)) have represented that they are not registered broker-dealers or an affiliate of a registered broker-dealer.

(6) Based on reasonable inquiry, we have never received disclosure with respect to the following selling shareholders: Mibrea Holdings, Inc., 267554 Alberta Ltd., 924849 Alberta Ltd., 957637 Alberta Ltd., Brisil Capitale Inc., Cougar Assets Ltd., David Cross P.C., DC Osadchuk Holdings, Inc., Green Eco Investments SA, Landmark Sport Group, Lockhold Consultants Ltd., Lone Mountain Resources Ltd., Makow Properties Corp. Ltd., Mohawk Capital Corp., Remington Capital Corp., Vangoor Holdings Co., Scotia Capital Inc., 349150 Alberta Ltd., Danich Investments Ltd., Thompson Contractors Inc., Sanovest Holdings Ltd., Leder Investments, Thompson Bros (Constr.) Ltd., Joosten Holdings, Ltd., Heatherdale Consulting Services, David J. Larocque P.C., John Hickie P.C., Keith Laatsch P.C., Passar Capital Corp., RM England P.C., Tamlane Holdings Ltd., Techni Trend Investments Ltd., Majan Management, Shoreline West Limited, JMM Trading LP, Parkwood Limited Partnership Fund, North Pole Capital Master Fund, Eosphoros Asset Management, I LP-CL.B, Optima Capital Canada Ltd., GFB Trading Inc., R2 Investments Ltd., W.White & Assoc. Realty Inc., Lesterwoods Ltd., 1064387 Ontario Inc., Precise Details Inc., 4007255 Canada Inc., Rectech Environmental Ltd. and 101078775 Saskatchewan Ltd.  The natural person(s) who exercise voting and/or dispositive investment powers with respect to these entities are not known to the Company.

(7) The Exchangeable Shares, or some of the Exchangeable Shares, have been exchanged for shares of common stock, which are included in Column A, Outstanding Shares Owned, and not in Column B, Shares Underlying Exchangeable Shares.

(8) Includes 1,514,500 Exchangeable Shares that have been exchanged for shares of common stock, which were subsequently sold.

(9) Based upon information provided to the Company by the selling shareholder, Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(10) Includes shares of common stock acquired from the Company in a private placement transaction on December 23, 2009 and exchange traded listed shares of common stock.

(11) Based on reasonable inquiry, we have never received disclosure with respect to such selling shareholder.

 PLAN OF DISTRIBUTION

Each selling stockholder of our securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities on the trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately negotiated transactions;
·	settlement of short sales entered into after the date of this prospectus;
·	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;
·	a combination of any such methods of sale;
·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
·	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated. We do not expect these commissions and discounts relating to the sales of securities by the selling stockholders to exceed what is customary in the types of transactions involved.

In connection with the sale of our securities, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction). The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are not aware of any agreement or understanding, directly or indirectly, between a selling shareholder and any person to distribute the securities.

We are required to pay certain fees and expenses incurred by our company incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the resale securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our securities for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling shareholders or any other person.

 DESCRIPTION OF CAPITAL STOCK

The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Common Stock

Our authorized capital stock consists of 750,000,000 shares of $.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors.

As of December 31, 2009, 287,896,761of our common stock were issued and outstanding (excluding 40,808,567 shares of our common stock reserved for issuance upon exercise of outstanding options under option plans and warrants, and 1,388,567 shares of common stock reserved for issuance on settlement of debt of a former subsidiary), and there were 238 holders of record of the our common stock (excluding persons who hold our common stock in brokerage accounts and otherwise in “street name”).  In addition, pursuant to our Reorganization Agreement with OQI Sask dated August 14, 2006, we are required to issue up to 76,504,304 shares of our common stock for all of the  Exchangeable Shares (including warrants and options to acquire) issued at closing.  As of December 31, 2009, 38,996,938 Exchangeable Shares have already been exchanged for shares of our common stock, 768,131 OQI Sask options were forfeited and up to an additional 36,739,235 Exchangeable Shares may be exchanged for shares of our common stock.

Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to shareholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

Preferred Stock

Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult.

Our Board of Directors adopted a shareholders rights plan in March 2006 and reserved 250,000 shares of Series A Junior Participating Preferred Stock. At the Company’s annual shareholders meeting held on October 30, 2006, the shareholders adopted the shareholders rights plan. This shareholders rights plan could have the effect of discouraging, delaying or preventing an acquisition.

In addition, the Company has designated one preferred share as Series B Preferred Stock (the “Series B Preferred Share”), which is held by Computershare Trust Company of Canada (“CTC”). The one Series B Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to the Company’s shareholders. The Exchangeable Shares were issued by OQI Sask as part of the reorganization, and are exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of the Company’s common stock. An Exchangeable Share of OQI Sask provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of the Company’s common stock. CTC will vote the one Series B Preferred Share as indicated by the individual holders of Exchangeable Shares of OQI Sask.

 LEGAL MATTERS

Certain legal matters relating to the validity of the common stock to be offered in this prospectus will be passed upon by Burns Figa & Will, P.C., Greenwood Village, Colorado.

EXPERTS

The consolidated financial statements of Oilsands Quest Inc. as of April 30, 2009 and 2008, and for each of the years in the two-year period ended April 30, 2009 and for the period from inception on April 3, 1998 to April 30, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of April 30, 2009, expresses an opinion that Oilsands Quest Inc. did not maintain effective internal control over financial reporting as of April 30, 2009 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to Oilsands Quest Inc. not maintaining effective processes and controls over the accounting for and reporting of complex and non-routine transactions has been identified and included in management's assessment.

The consolidated financial statements for the fiscal year ended April 30, 2007, incorporated in this prospectus by reference, have been so incorporated in reliance on the report of Pannell Kerr Forster, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

81,198,367 SHARES OF
COMMON STOCK

Prospectus dated ______________, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered hereby:

SEC Registration Fee	$33,318.67	(1)
Legal Fees and Expenses	50,000	*
Accounting Fees and Expenses	50,000	*
Printing Expenses	25,000	*
Miscellaneous	5,000	*

TOTAL	163,318.67	*

(1)
In accordance with Rule 457(p), the full amount of the registration fee is offset by the registration fees previously paid by the registrant with respect to securities of the registrant that were previously registered but not issued.

*	Estimated.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide that to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders’ right (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

In addition to our Articles of Incorporation, the Company entered into indemnity agreements with our officers and directors. The agreements are contractual supplements to the corporate indemnity provisions of the Company’s Articles of Incorporation. The material terms and conditions of the agreement are: (a) the Company shall indemnify and advance expenses to the indemnitee against claims if the indemnitee acted honestly and in good faith with a view to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable grounds to believe the indemnitee’s conduct was unlawful; (b) a description of how the Company will determine if indemnification is appropriate including the procedure for obtaining indemnification; (c) the procedure to authorize advancing expenses; (d) the indemnitee’s rights under the indemnity agreement will survive any merger or other consolidation; and (e) the indemnitee will be entitled to attorney’s fees and disbursements incurred in any suit against the Company for breach of the agreement, if the indemnitee prevails in whole or in part in such a suit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.       RECENT SALES OF UNREGISTERED SECURITIES

On May 8, 2006, the Company issued (i) 267,432 shares of common stock to investors pursuant to the conversion of convertible notes; and (ii) 574,345 shares of common stock to investors pursuant to the exercise of warrants. The common stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”).

On May 23, 2006, the Company issued (i) 14,895 shares of common stock pursuant to the conversion of convertible notes at $0.40 per share; and (ii) 13,980 shares of common stock pursuant to the exercise of warrants at $0.55 per share. The common stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

On May 29, 2006, the Company issued (i) 6,992 shares of common stock pursuant to the conversion of convertible notes at $0.55 per share; and (ii) 19,114 shares of common stock pursuant to the exercise of warrants at $1.30 per share. The common stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

On July 6, 2006, the Company issued 5,668,100 shares of common stock (the “July 2006 Flow-Through Shares”) at a price of $6.60 Cdn per share for gross proceeds of $37,409,460 Cdn.  In connection with this offering, the Company paid an aggregate of $2,057,520 Cdn in fees to a syndicate of agents.  The July 2006 Flow-Through Shares were sold to investors in Canada pursuant to Regulation S under the Securities Act.

On August 14, 2006, the Company issued 3,900,000 shares of common stock at a price of $3.80 per share for gross proceeds of $14,820,000. No commissions were paid in connection with this offering. The common stock was sold to Non-U.S. persons pursuant to Regulation S under the Securities Act.

On August 16, 2006, the Company issued 250,000 shares of its common stock at a price of $3.80 per share for total gross proceeds of $950,000. The common stock was sold to non-U.S. persons pursuant to Regulation S under the Securities Act.

On October 11, 2006, the Company issued 5,530,494 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On November 30, 2006, the Company issued 4,300,315 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

From December 15, 2006 to January 1, 2007, the Company issued (i) 200,000 shares of common stock at $1.50 per share and (ii) 300,000 shares of common stock at $1.70 per share to consultants pursuant to the exercise of stock options.  The common stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

From January 9, 2007 to February 16, 2007, the Company issued an aggregate of 644,459 shares of common stock to investors pursuant to the exercise of warrants as follows: (i) 96,143 shares of common stock at $0.55 per share; (ii) 64,150 shares of common stock at $1.75 per share; and (iii) 484,166 shares of common stock at $2.00 per share.  The common stock was issued in reliance on the exemption from registration contained in Sections 4(2) and 3(a)(9) of the Securities Act.

On January 10, 2007, the Company issued 205,750 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 15, 2007, the Company issued 1,111,050 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 15, 2007, the Company issued 82,300 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 19, 2007, the Company issued 6,995,500 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 26, 2007, the Company issued 1,716,098 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 31, 2007, the Company issued 205,750 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On February 8, 2007, the Company issued 1,712,460 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On February 12, 2007, the Company issued 347,430 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 6, 2007, the Company issued 3,097,534 shares of common stock (the “March 6, 2007 Flow-Through Shares”) at a price of $4.82 per share for gross proceeds of $14,930,114. In connection with this offering, the Company paid an aggregate of $746,506 in fees to the underwriters.  The March 2007 Flow-Through Shares were sold to investors in Canada pursuant to Regulation S under the Securities Act.

On March 9, 2007, the Company issued 58,300 shares of common stock (the “March 9, 2007 Flow-Through Shares”) at a price of $4.82 per share for gross proceeds of $281,006. In connection with this Offering, the Company paid an aggregate of Cdn. $16,440 in fees to a syndicate of underwriters. The March 9, 2007 Flow-Through Shares were sold to investors in Canada pursuant to Regulation S under the Securities Act.

On March 9, 2007, the Company issued 199,200 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 12, 2007, the Company issued 205,750 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 13, 2007, the Company issued 482,278 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 16, 2007, the Company issued 1,000 shares of common stock to an investor pursuant to the exercise of warrants exercisable at $1.75 per share. The common stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 21, 2007, the Company issued 2,781,329 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 27, 2007, the Company issued 25,000 shares of common stock to investors pursuant to the exercise of warrants exercisable at $2.00 per share for 5,000 shares and $1.75 per share for 20,000 shares. The common stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 28, 2007, the Company issued 489,274 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On April 2, 2007, the Company issued 102,875 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On April 16, 2007, the Company issued 164,600 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On April 18, 2007, the Company issued 10,000 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On April 26, 2007, the Company issued 823,000 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On April 30, 2007, the Company issued 771,562 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On May 1, 2007, the Company issued 1,211,050 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On May 3, 2007, the Company issued 13,900,000 shares of common stock at a price of $2.75 per share for gross proceeds of $38,225,000. In connection with this offering, the Company paid an aggregate of $2,197,938 in fees to the agents.  The common stock was sold to investors in Canada pursuant to Regulation S and to accredited investors pursuant to Regulation D under the Securities Act

On May 3, 2007, the Company issued  2,164,166 shares of common stock (the “May 2007 Flow-Through Shares”) at a price of Cdn. $3.85 per share for gross proceeds of Cdn. $8,332,039. In connection with the this offering, the Company received an additional payment of Cdn. $3,873,857 from the underwriters. The Company paid an aggregate of $610,295 in fees to the underwriters. The May 2007 Flow-Through Shares were sold to investors in Canada pursuant to Regulation S under the Securities Act.

On May 7, 2007, the Company issued 46,850 shares of common stock to an investor pursuant to the exercise of warrants exercisable at $1.75 per share. The common stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On May 22, 2007, the Company issued 20,575 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On May 22, 2007, the Company issued 148,140 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On June 1, 2007, the Company issued 200,000 shares of common stock to an investor pursuant to the exercise of warrants exercisable at $2.00 per share. The common stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On June 11, 2007, the Company issued 1,398,928 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On July 31, 2007, the Company issued 9,876 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On July 31, 2007, the Company issued 24,700 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On August 1, 2007, the Company issued 125,000 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On August 13, 2007, the Company issued 222,210 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On August 17, 2007, the Company issued 107,500 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On August 21, 2007, the Company issued 82,300 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On August 27, 2007, the Company issued 716,500 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On August 28, 2007, the Company issued 30,000 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On August 29, 2007, the Company issued 100,000 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On August 31, 2007, the Company issued 1,346,144 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On August 31, 2007, the Company issued 62,500 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act. No commissions or other remuneration were paid for these issuances.

On September 17, 2007, the Company issued 1,646,000 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On September 21, 2007, the Company issued an aggregate of 750,000 shares of common stock, with 250,000 shares being issued as partial consideration for the acquisition of the rights of a joint venture partner, and 500,000 shares being issued as partial consideration for the acquisition of a royalty. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act. No commissions or other remuneration were paid for this issuance.

On September 19, 2007, the Company issued 8,740 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On October 17, 2007, the Company issued 250,000 shares of common stock to an investor upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On October 25, 2007, the Company issued 750,000 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On November 5, 2007, the Company issued 20,575 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On November 7, 2007, the Company issued 62,500 shares of common stock to an investor upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act. No commissions or other remuneration were paid for this issuance.

On November 21, 2007, the Company issued 42,500 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act. No commissions or other remuneration were paid for these issuances.

On November 21, 2007, the Company issued 123,450 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On December 10, 2007, the Company issued 4,356,666 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On December 12, 2007, the Company issued 626,416 shares of common stock to investors upon the exercise of warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D of the Securities Act.

On December 18, 2007, the Company issued 411,500 shares of common stock to a director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On December 20, 2007, the Company issued 205,750 shares of common stock to a director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On December 21, 2007, the Company issued 410,000 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 9, 2008, the Company issued 10,000 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 25, 2008, the Company issued 129,200 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On February 6, 2008, the Company issued 6,000 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 6, 2008, the Company issued 720,545 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On April 7, 2008, the Company issued 41,150 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On May 23, 2008, the Company issued 12,976,761 shares of common stock at a price of $4.20 per share for gross proceeds of $54,502,396.  The shares were pursuant to non-U.S. persons pursuant to Regulation S of the Securities Act. The Company paid an aggregate of $1,225,120 in fees to the underwriters.

On June 11, 2008, the Company issued 5,750 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On June 16, 2008, the Company issued 82,300 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On June 17, 2008, the Company issued an aggregate of 640,000 shares of common stock as partial consideration for the acquisition of the interests of the remaining external joint venture partners related to our Eagles Nest Oil Sands Lease. The common stock was issued to non-U.S. persons pursuant to Regulation S under the Securities Act.

On July 2, 2008, the Company issued 123,450 shares of common stock to a former director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On July 2, 2008, the Company issued 238,050 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On July 3, 2008, the Company issued 329,200 shares of common stock to directors upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On July 7, 2008 the Company issued 329,200 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On July 15, 2008, the Company issued 82,300 shares of common stock to a director upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On September 19, 2008, the Company issued 411,500 shares of common stock to an officer upon the exercise of options to acquire exchangeable shares issued by our subsidiary and then their subsequent exchange into shares of the Company’s common stock. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On October 3, 2008, the Company issued 6,008,156 shares of common stock on a flow-through basis (the “October 2008 Flow-Through Shares”) at a price of CDN$3.675 per share for aggregate gross proceeds of CDN$22.1 million.  The common stock was sold to non-U.S. persons pursuant to Regulation S under the Securities Act.

Additionally, on October 3, 2008, the Company issued 4,800,000 shares of  common stock on a flow-through basis to investors at a price of CDN$3.675 per share for total gross proceeds to the Company of CDN$17.6 million. In connection with this offering, the Company paid an aggregate of CDN$970,200 in fees to the underwriters.  The common stock was sold to non-U.S. persons pursuant to Regulation S under the Securities Act.

On October 3, 2008, the Company issued 108,019 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On December 11, 2008, the Company issued 128,805 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On January 4, 2009, the Company issued 164,600 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On March 16, 2009, the Company issued 1,234,500 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On August 19, 2009, the Company issued 705,000 shares of common stock in exchange for the same number of OQI Sask Exchangeable Shares. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

On December 23, 2009, the Company issued 9,714,300 shares of common stock at a price of $1.05 per share.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) and Rule 506 of Regulation D under the Securities Act.

ITEM 16.	EXHIBITS

Exhibit	Description

3.1	Articles of Incorporation.(1),(4),(6),(11), (16)

3.2	Bylaws.(17)

4.1	2005b Stock Option Plan.(2)

4.2	2006 Stock Option Plan.(13)

4.3	Rights Agreement, dated as of March 9, 2006, between the Company and Computershare Investor Services, Inc., as Rights Agent.(5)

4.4	Warrant indenture between Oilsands Quest Inc. and Computershare Trust Company of Canada dated December 5, 2007.(14)

4.5	Form of Warrant, dated December 12, 2005.(3)

4.6	Warrant Indenture dated May 12, 2009.(21)

5.1†	Opinion of Burns Figa & Will, P.C.

10.1	Financing Agreement with Oilsands Quest Sask, Inc., November 25, 2005.(3)

10.2	Subscription Agreement with Dynamic Power Hedge Fund, dated December 12, 2005.(3)

10.3	Executive Employment Agreement (Amended and Restated) with T. Murray Wilson, dated September 22, 2006 and as amended effective August 1, 2007.(13)

10.4	Reorganization Agreement, dated June 9, 2006.(7)

10.5	Voting Exchange and Trust Agreement dated August 14, 2006.(8)

10.6	Exchangeable Share Provisions.(8)

10.7	Support Agreement dated August 14, 2006.(8)

10.8	Executive Employment Agreement with Christopher Hopkins dated August 14, 2006.(8)

10.9	Executive Employment Agreement with Erdal Yildirim, dated October 10, 2006.(10)

10.10	Form of Indemnity Agreement.(9)

10.11	Subscription Agreement for Flow-Through Shares, dated March 6, 2007.(13)

10.12	Amending Agreement to Subscription Agreement for Flow-Through Shares, dated May 3, 2007.(13)

10.13	Subscription Agreement between the Company and Subscribers, dated May 3, 2007.(13)

10.14	Underwriting Agreement.(15)

10.15	Consulting Services Agreement with Karim Hirji.(18)

10.16	Executive Employment Agreement with Garth Wong.(19)

10.17	Agency Agreement dated April 30, 2009.(20)

21.1	Subsidiaries of the Registrant.(13)

23.1†	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm.

23.2†	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3†	Consent of Burns Figa & Will, P.C. (included in Exhibit 5.1).

23.4††	Power of Attorney.

____________

†	Filed herewith.
††	Previously Filed
(1)	Incorporated by reference from Form 10-SB, filed October 14, 1999; and Form 8-K, filed November 29, 2004.
(2)	Incorporated by reference from Form SB-2 dated December 29, 2005.
(3)	Incorporated by reference from Form 10-QSB dated March 22, 2006.
(4)	Incorporated by reference from Form 10-QSB dated December 14, 2005.
(5)	Incorporated by reference from Form 8-A dated March 13, 2006.
(6)	Incorporated by reference from Form 8-K dated March 13, 2006.
(7)	Incorporated by reference from Form 8-K dated June 14, 2006.
(8)	Incorporated by reference from Form 8-K dated August 17, 2006.
(9)	Incorporated by reference herein from Form 10-QSB filed March 15, 2007
(10)	Incorporated by reference herein from Form 8-K dated October 12, 2006.
(11)	Incorporated by reference herein from Form 10-QSB filed December 15, 2006.
(12)	Incorporated by reference herein from Form 8-K filed August 21, 2006.
(13)	Incorporated by reference herein from Form 10-KSB filed July 30, 2007.
(14)	Incorporated by reference herein from Form 8-K filed December 5, 2007.
(15)	Incorporated by reference herein from Form 10-K filed November 23, 2007.
(16)	Incorporated by reference herein from Form 8-K filed October 21, 2008.
(17)	Incorporated by reference herein from 10-K filed June 21, 2008.
(18)	Incorporated by reference herein from 10-Q filed March 12, 2009.
(19)	Incorporated by reference herein from Form 10-K filed July 30, 2009.
(20)	Incorporated by reference herein from Form 8-K filed May 1, 2009.
(21)	Incorporated by reference herein from Form 8-A filed May 12, 2009.

ITEM 17.	UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or  in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, Canada on January 7, 2010.

OILSANDS QUEST INC.
By:	/s/ T. Murray Wilson
T. Murray Wilson, Executive Chairman

By:	/s/ Christopher H. Hopkins
Christopher H. Hopkins, President and ChiefExecutive Officer

By:	/s/ Garth Wong
Garth Wong, ChiefFinancial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 7, 2010.

/s/ T. Murray Wilson	Executive Chairman and
T. Murray Wilson	Director

/s/ Christopher H. Hopkins	President and Chief Executive
Christopher H. Hopkins	Officer and Director (Principal Executive Officer)

/s/ Garth Wong	Chief Financial Officer
Garth Wong	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Ronald Blakely

/s/ Paul Ching	Director
Paul Ching

*	Director
Brian F. MacNeill

*	Director
Thomas Milne

*	Director
Ronald Phillips

*	Director
John Read

*	Director
Gordon Tallman

*	Director
William Scott Thompson

*	Director
Pamela Wallin

*By: /s/Garth Wong
         Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation.(1),(4),(6),(11), (16)

3.2	Bylaws.(17)

4.1	2005b Stock Option Plan.(2)

4.2	2006 Stock Option Plan.(13)

4.3	Rights Agreement, dated as of March 9, 2006, between the Company and Computershare Investor Services, Inc., as Rights Agent.(5)

4.4	Warrant indenture between Oilsands Quest Inc. and Computershare Trust Company of Canada dated December 5, 2007.(14)

4.5	Form of Warrant, dated December 12, 2005.(3)

4.6	Warrant Indenture dated May 12, 2009.(21)

5.1†	Opinion of Burns Figa & Will, P.C.

10.1	Financing Agreement with Oilsands Quest Sask, Inc., November 25, 2005.(3)

10.2	Subscription Agreement with Dynamic Power Hedge Fund, dated December 12, 2005.(3)

10.3	Executive Employment Agreement (Amended and Restated) with T. Murray Wilson, dated September 22, 2006 and as amended effective August 1, 2007.(13)

10.4	Reorganization Agreement, dated June 9, 2006.(7)

10.5	Voting Exchange and Trust Agreement dated August 14, 2006.(8)

10.6	Exchangeable Share Provisions.(8)

10.7	Support Agreement dated August 14, 2006.(8)

10.8	Executive Employment Agreement with Christopher Hopkins dated August 14, 2006.(8)

10.9	Executive Employment Agreement with Erdal Yildirim, dated October 10, 2006.(10)

10.10	Form of Indemnity Agreement.(9)

10.11	Subscription Agreement for Flow-Through Shares, dated March 6, 2007.(13)

10.12	Amending Agreement to Subscription Agreement for Flow-Through Shares, dated May 3, 2007.(13)

10.13	Subscription Agreement between the Company and Subscribers, dated May 3, 2007.(13)

10.14	Underwriting Agreement.(15)

10.15	Consulting Services Agreement with Karim Hirji.(18)

10.16	Executive Employment Agreement with Garth Wong.(19)

10.17	Agency Agreement dated April 30, 2009.(20)

21.1	Subsidiaries of the Registrant.(13)

23.1†	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm.

23.2†	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3†	Consent of Burns Figa & Will, P.C. (included in Exhibit 5.1).

23.4††	Power of Attorney.

____________

†	Filed herewith.
††	Previously filed.
(1)	Incorporated by reference from Form 10-SB, filed October 14, 1999; and Form 8-K, filed November 29, 2004.
(2)	Incorporated by reference from Form SB-2 dated December 29, 2005.
(3)	Incorporated by reference from Form 10-QSB dated March 22, 2006.
(4)	Incorporated by reference from Form 10-QSB dated December 14, 2005.
(5)	Incorporated by reference from Form 8-A dated March 13, 2006.
(6)	Incorporated by reference from Form 8-K dated March 13, 2006.
(7)	Incorporated by reference from Form 8-K dated June 14, 2006.
(8)	Incorporated by reference from Form 8-K dated August 17, 2006.
(9)	Incorporated by reference herein from Form 10-QSB filed March 15, 2007
(10)	Incorporated by reference herein from Form 8-K dated October 12, 2006.
(11)	Incorporated by reference herein from Form 10-QSB filed December 15, 2006.
(12)	Incorporated by reference herein from Form 8-K filed August 21, 2006.
(13)	Incorporated by reference herein from Form 10-KSB filed July 30, 2007.
(14)	Incorporated by reference herein from Form 8-K filed December 5, 2007.
(15)	Incorporated by reference herein from Form 10-K filed November 23, 2007.
(16)	Incorporated by reference herein from Form 8-K filed October 21, 2008.
(17)	Incorporated by reference herein from 10-K filed June 21, 2008.
(18)	Incorporated by reference herein from 10-Q filed March 12, 2009.
(19)	Incorporated by reference herein from Form 10-K filed July 30, 2009.
(20)	Incorporated by reference herein from Form 8-K filed May 1, 2009.
(21)	Incorporated by reference herein from Form 8-A filed May 12, 2009.